Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5721
OLD DOMINION FREIGHT LINE PROVIDES UPDATE FOR FOURTH-QUARTER 2016

THOMASVILLE, N.C. - (December 2, 2016) - Old Dominion Freight Line, Inc. (NASDAQ: ODFL) today reported certain less-than-truckload (“LTL”) operating metrics for November 2016. LTL tons per day decreased 0.4% as compared to November 2015 due to a 2.9% decrease in LTL shipments per day, which was partially offset by a 2.5% increase in LTL weight per shipment. For the quarter-to-date period, LTL revenue per hundredweight, excluding fuel surcharges, increased approximately 2.0% as compared to the same period last year. This improvement in yield offset the decline in LTL tonnage, which contributed to the 1.8% increase in total revenue per day for the quarter-to-date period.

David S. Congdon, Vice Chairman and Chief Executive Officer of Old Dominion, commented, “We are encouraged by the quarter-to-date increases in our total revenue per day and LTL weight per shipment. The increase in LTL weight per shipment, however, contributed to lower growth in LTL revenue per hundredweight than the actual price increases we are achieving on contract renewals. Our pricing philosophy has not changed, and we continue to believe that the LTL pricing environment has remained relatively stable.”

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, such that our total overall pricing is sufficient to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including the inability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to change at any time at our discretion; (6) various economic factors such as recessions, downturns in customers' business cycles and shipping requirements, changes in U.S. social, political, and regulatory conditions

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ODFL Provides Update for Fourth-Quarter 2016

December 2, 2016

or policies, and global uncertainty and instability that may lead to fewer goods being transported, including the United Kingdom’s decision to exit the European Union; (7) increases in driver compensation or difficulties attracting and retaining qualified drivers to meet freight demand; (8) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers' compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention levels and claims in excess of insured coverage levels; (9) cost increases associated with employee benefits, including compliance obligations associated with the Patient Protection and Affordable Care Act; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (12) decreases in demand for, and the value of, used equipment; (13) the availability and cost of diesel fuel; (14) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (15) the costs and potential liabilities related to various legal proceedings and claims that have arisen in the ordinary course of our business, some of which include class-action allegations; (16) the costs and potential liabilities related to governmental proceedings; (17) the costs and potential liabilities related to our international business operations and relationships; (18) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the Federal Motor Carrier Safety Administration, including its Compliance, Safety, Accountability initiative, and other regulatory agencies; (19) seasonal trends in the less-than-truckload industry, including harsh weather conditions; (20) our dependence on key employees; (21) the concentration of our stock ownership with the Congdon family; (22) the costs and potential adverse impact associated with future changes in accounting standards or practices; (23) potential costs associated with cyber incidents and other risks, including system failure, security breach, disruption by malware or other damage; (24) the impact of potential disruptions to our information technology systems or our service center network; (25) damage to our reputation from the misuse of social media; (26) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (27) dilution to existing shareholders caused by any issuance of additional equity; and (28) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements (i) as these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL services, which include ground and air expedited transportation and consumer household pickup and delivery through a single integrated organization. In addition to its core LTL services, the Company offers a broad range of value-added services including container drayage, truckload brokerage, supply chain consulting and warehousing.

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